Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-172371) of Demand Media, Inc. of our report dated February 24, 2012 relating to the financial statements, which appears in this Form 10-K.

/s/         PricewaterhouseCoopers LLP
Los Angeles, California

February 24, 2012